ROSETTA RESOURCES INC. ANNOUNCES PLANNED FILING OF A POST-EFFECTIVE AMENDMENT TO
UPDATE ITS REGISTRATION STATEMENT FOR YEAR-END

HOUSTON, TX, March 15, 2007 (PrimeNewswire via COMTEX News Network) -- Rosetta Resources Inc. (the “Company”)(NASDAQ: ROSE) announced today that it will file a post-effective amendment to its registration statement on Form S-1 (333-128888) within the next several business days. This post-effective amendment will update Rosetta Resources Inc.’s registration statement to include year-end 2006 information. Selling shares of our common stock under the registration statement will be halted as of the close of business today and until the post-effective amendment is declared effective by the SEC. Regular open market trading and trades utilizing Rule 144 as promulgated under the Securities Act of 1933 will not be affected by the filing of this post-effective amendment.

All inquiries relating to, or requests for, corrections to the selling stockholders’ table included in the post-effective amendment should be directed to:

Michael J. Rosinski
Executive Vice President and Chief Financial Officer
Houston/Corporate Office
717 Texas, Suite 2800
Houston, Texas 77002
Phone: (713) 335-4000

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:
All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time-to-time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which can also be found on the Company’s website at www.rosettaresources.com. The Company undertakes no duty to update the information contained herein except as required by law.

CONTACT:
Teri Greer
Rosetta Resources Inc.
Phone: (713) 335-4008
greert@rosettaresources.com